UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
------------
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

HARTMARX CORPORATION
(Exact name of registrant as specified in charter)

    DELAWARE                          1-8501                      36-3217140
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)                 File Number)            Identification No.)

101 North Wacker Drive
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 372-6300
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on November 26, 2007, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Hartmarx Corporation (the "Company") approved certain amendments to the employment and severance agreements previously entered into between the Company and each of Homi B. Patel, chairman, president and chief executive officer, Glenn R. Morgan, executive vice president and chief financial officer, and Taras R. Proczko, senior vice president, general counsel and secretary.  The amendments effect certain changes to the agreements to comply with the provisions of Section 409A of the Internal Revenue Code and the regulations thereunder, including but not limited to clarifying certain payments as being exempt from the provisions of Section 409A, and providing for a 6-month delay in the payment of benefits under the agreements in certain circumstances.

In addition, the employment agreements covering Messrs. Morgan and Proczko were extended for an additional period of two years, until December 31, 2009.

Mr. Patel was elected his current position as chairman, president and chief executive officer in July 2004, from April 2002 until July 2004 he served as president and chief executive officer and from 1993 until 2002 he served as president and chief operating officer.  Mr. Patel has served on the Company's board of directors since 1994.

Mr. Morgan was elected to his current position as executive vice president, chief financial officer and treasurer in April 2001, and from September 1995 to April 2001, he served as executive vice president, chief financial officer.

Mr. Proczko was elected to his current position as senior vice president, general counsel & secretary in December 2001, and from January 2000 to December 2001, he served as vice president, corporate counsel and secretary.

The foregoing description of the amendments to the employment and severance agreements is qualified in its entirety by reference to the full text of the letter amendments executed between the Company and each of Messrs. Patel, Morgan and Proczko, copies of which are attached as Exhibits 10-G-1, 10-G-2 and 10-G-3, respectively, to this  Current Report on Form 8-K.

 Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on November 27, 2007, the Board of Directors of Hartmarx Corporation (the "Company") approved an amendment and restatement of the Company's by-laws in order to provide for uncertificated shares of stock of the Company, as required by the listing standards of the New York Stock Exchange as well as other administrative matters.  Effective on November 27, 2007, the Company's amended and restated by-laws reflect the following changes, among others:

•
Clarification of Business to be Conducted at Special Meetings of Stockholders.  Added language that only such business as is stated in a notice of a special stockholders meeting will be conducted at such meeting.  See Article I, Section 2.

•	Update Reflecting Technological Changes. Updated language regarding proxy authorizations to reflect current technologies. See Article I, Section 10;

•	Number of Directors. Establish number of directors at nine (9). See Article II, Section 2.

•
Clarification of Quorum for Meetings.  Added language regarding quorum of directors for the conduct of business at Board committee meetings, the calling of meetings, notices required and waivers of notice.  See Article II, Section 4; Article II, Section 5.

•
Permit Uncertificated Shares of Stock.  Revised provisions related to stock certificates to permit the issuance of uncertificated shares of stock of the Company and related provisions dealing with transfer of stock and lost or destroyed certificates.  See Article V, Section 1; Article V, Section 2; Article V, Section 3.

•
Deletion of Obsolete Provisions.  Deleted obsolete references regarding personal notice and references to send notices by telegram, qualification of voters at stockholder meetings, books to be kept by the Company and notices of by-law amendments regarding election of directors.  See Article I, Section 4; Article II, Section 5; Article I, Section 8; Article III, Section 4; Article VI, Section 3, respectively.

The foregoing description of the amendments is qualified in its entirety by reference to the full text of the Company's Amended and Restated By-Laws, a copy of which is attached as Exhibit 3-B-1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.  A copy of the Amended and Restated By-Laws marked to show the changes to the former by-laws is attached as Exhibit 3-B-2 to this  Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3-B-1	Amended and Restated By-laws of Hartmarx Corporation.

3-B-2	Amended and Restated By-laws of Hartmarx Corporation marked to show the changes effected by the amendments reported herein.

10-G-1	Letter Amendment dated November 26, 2007, between the Company and Homi B. Patel.

10-G-2	Letter Amendment dated November 26, 2007, between the Company and Glenn R. Morgan.

10-G-3	Letter Amendment dated November 26, 2007, between the Company and Taras R. Proczko.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMARX CORPORATION

/s/ Taras R. Proczko
Taras R. Proczko Senior Vice President

Dated: November 30, 2007

EXHIBIT LIST

Exhibit Number	Description

3-B-1	Amended and Restated By-laws of Hartmarx Corporation.

3-B-2	Amended and Restated By-laws of Hartmarx Corporation marked to show the changes effected by the amendments reported herein.

10-G-1	Letter Amendment dated November 26, 2007, between the Company and Homi B. Patel.

10-G-2	Letter Amendment dated November 26, 2007, between the Company and Glenn R. Morgan.

10-G-3	Letter Amendment dated November 26, 2007, between the Company and Taras R. Proczko.